SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 16, 2007

Diomed Holdings, Inc.

Delaware (State or other jurisdiction of incorporation)	000-32045 (Commission File Number)	84-1480636 (IRS Employer Identification No.)

1 Dundee Park Andover, MA (Address of Principal Executive Offices)	01810 (Zip Code)

Registrant’s telephone number, including area code: (978-475-7771)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 5, 2005, Diomed Holdings, Inc. (together with its subsidiaries, “Diomed”) entered into a distribution agreement (the “Distribution Agreement”) with Luminetx Corporation (“Luminetx”), pursuant to which Luminetx appointed Diomed as distributor and granted to Diomed an exclusive right to distribute and sell Luminetx’ patented biomedical imaging system known as the VeinViewerTM Imaging System (the “System”) to physicians performing sclerotherapy, phlebectomies or varicose vein treatments, in the United States and the United Kingdom.

On May 11, 2007, Diomed and Luminetx amended the Distribution Agreement in writing (the “Amendment”).  The Distribution Agreement was amended to modify the pricing of Systems, revise the targeted number of Systems to be purchased to better reflect current market development and positioning strategies, and to allow both parties to sell Systems to dermatologists not performing Diomed’s EVLT® procedures. The Amendment also specifies that if Diomed does not purchase annual targeted number of Systems prior to May 1, 2008, Luminetx may terminate the Distribution Agreement with written notice.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

A copy of the Amendment (omitting certain confidential information as to which Diomed has made a request for confidential treatment with the Securities and Exchange Commission) is attached as an exhibit to this Current Report.

10.1	Amendment to Distribution Agreement, entered into on May 11, 2007, between Diomed, Inc. and Luminetx Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diomed Holdings, Inc. (Registrant)

Date: May 16, 2007	By:	/s/ David B. Swank
Name:		David B. Swank
Title:		Chief Financial Officer

EXHIBITS

10.1	Amendment to Distribution Agreement, entered into on May 11, 2007, between Diomed, Inc. and Luminetx Corporation (Confidential Treatment Requested)